UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2024

Aspira Women’s Health Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12117 Bee Caves Road, Building III, Suite 100, Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 519-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWH	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.

On July 29, 2024, Aspira Women’s Health Inc. (the “Company”) issued a press release announcing the appointment of John Ragard as a director, effective July 25, 2024. Mr. Ragard will serve as a director until the Company’s 2025 annual meeting of stockholders. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Mr. Ragard is a Senior Investment Advisor at Wayve Capital Management with over 46 years as a venture capital investor, public equity buy-side analyst, and portfolio manager. Prior to joining Wayve, Mr. Ragard was a portfolio manager at Spouting Rock, where he co-managed a small-cap growth portfolio that outperformed the benchmark over the 5-year and since-inception periods. Mr. Ragard received his Bachelor of Science in Economics cum laude from the Wharton School and is a Chartered Financial Analyst.

Mr. Ragard was designated by Jack W. Schuler, a stockholder of the Company and holding the right to designate an individual to be nominated to the Board pursuant to the Stockholders Agreement dated May 13, 2013 by and among the Company and the purchasers of the Company’s common stock and warrants named therein (the “Stockholders Agreement”). The Stockholders Agreement was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on May 14, 2013 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Aspira Women’s Health on July 29, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRA WOMEN’S HEALTH INC.

Date: July 29, 2024	By:	/s/ Nicole Sandford
Nicole Sandford
Chief Executive Officer